Exhibit 4.2
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                                    GUARANTY



TO:   GMAC COMMERCIAL CREDIT LLC

In consideration of your entering into or your refraining from terminating at this time a Revolving Credit and Security Agreement with MORGAN DRIVE AWAY, INC. and TDI, INC. (individually and collectively, jointly and severally the "Client"), bearing the effective date of July 27, 2001 (said Revolving Credit and Security Agreement as heretofore or hereafter amended, supplemented and/or restated is hereinafter called the "Agreement") the undersigned hereby guarantees to GMAC Commercial Credit LJ.C (hereinafter called the "Company"), its successors and assigns, the prompt payment at maturity, or whenever they may become due in accordance with any of their terms, of all now existing and hereafter arising liabilities. indebtedness and obligations of the Client to the Company (including "Obligations," as defined in the Agreement, if such term is defined therein), whenever and however arising or acquired by the Company, whether direct or indirect, absolute or contingent (collectively, the "Obligations") and whether the sum may now be or hereafter become due from the Client or the executors, administrators, successors or assigns of the Client, including the cost of protest and all legal expenses of or for collection, or for realization upon any collateral for the Obligations("Collateral") or other guaranty. If this guaranty and/or any Obligation is placed with an attorney for collection, the undersigned further agrees to pay reasonable attorney's fees which shall be recoverable with the amount due under this guaranty.

Demand of payment, presentment, protest and notice of dishonor or non-payment are hereby expressly waived, and if any of the Obligations are payable on demand, the Company may, in its sole and absolute discretion, determine the reasonableness of the period, if any, to elapse prior to the making of demand.

The undersigned hereby consents and agrees that, without notice to or further assent from the undersigned, the time of payment of all or any of the Obligations, or any other provisions of the Obligations, nay be extended, changed or modified, the parties thereto discharged, any or all Collateral released without obtaining other Collateral in substitution therefor, and any composition or settlement consummated and accepted, and that the undersigned will remain bound upon this guaranty notwithstanding one or more such extensions, changes, modifications, discharges, releases, compositions or settlements. The undersigned further consents and agrees that this guaranty shall not be impaired or otherwise affected by any failure to call for, take, hold, protect or perfect, continue the perfection of or enforce any security interest in or other lien upon, any Collateral or by any failure to exercise, delay in the exercise, exercise or waiver of, or forbearance or other indulgence with respect to, any right or remedy available to the Company. Any statement of account which is binding on the Client under the Agreement shall be binding on the undersigned for all purposes under this guaranty.

The Company may also at any time in its discretion sell, assign, transfer and deliver the whole of the Collateral, or any part thereof, or any substitutes therefore or any additions thereto, at public or private sale, at any time or place rejected by the Company, at such prices as it may deem best and either for cash or for credit or future delivery, at the option of the Company without either demand, advertisement or notice of any kind to the undersigned, which are hereby expressly waived.

The undersigned assigns, pledges and grants a security interest to the Company in any money or property belonging to the undersigned at any time in the possession of the Company or in the possession of any parent affiliate or subsidiary of the Company (hereinafter called a "Related Company"), including any deposit balances and all property held by the Company or a Related Company for any purpose including safekeeping, custody, transmission, collection, or pledge. and all proceeds of the foregoing, as security for the performance by the undersigned of the obligations under this guaranty, whether due or not, with full power and authority to apply any such money, property and proceeds to the extinguishment of any such obligations and to sell, enforce, collect or otherwise realize on said money, property or proceeds in accordance with applicable law.

The undersigned agrees that the Company is not to be obligated in any manner to inquire into the powers of the Client, or its successors, its or their directors, officers, or agents. noting or purporting to act on its or their behalf and any liabilities purporting to be contacted for the Client, or its successors, by its or their directors, officers, or agents, in the professed exercise of such powers, shall be deemed to form a part of the liabilities guaranteed hereunder even though the incurrence of such liabilities be in excess of the powers of the Client, its successors, or its or their directors, officers, or agents aforesaid, or shall be in any way irregular, defective or informal.

The liability of the undersigned on this guaranty shall be direct, immediate, absolute, continuing, unconditional, unlimited and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense hereto. Such liability shall not be conditional or contingent upon the pursuit by the Company of whatever remedies it way have against the Client or the Client's successors, executors, administrators or assigns, or the security or liens it may possess, and this guaranty shall be and shall be construed as being and intended to be, a continuing guaranty of the payment of any and all Obligations either made, endorsed or contracted by the Client or any successor of the Client, prior to the receipt by the Company of written notice of the revocation of this guaranty by the undersigned, and of all extensions or renewals thereof in whole or in part; and notwithstanding the death of, or the revocation of this guaranty by, the undersigned guarantor, the liability of the guarantor so revoking and of the estate of the guarantor who dies shall continue as to Obligations incurred or contracted by the Client, or any successor of the Client, prior to such revocation or death and as to all extensions and renewals thereof, in whole or in part.

If any payment of the Obligations is made by or for the benefit of the Client and is repaid by the Company to the Client or any other party pursuant to any federal, sure or other law, including those relating to bankruptcy, insolvency, preference or fraudulent transfer, then to the extent of such repayment, the liability of the liability of the undersigned with respect to such Obligation shall continue in full force and effect. The undersigned agrees that if the Company gives to the undersigned written notice of the institution of any action or proceedings, legal or otherwise between the Company and the Client, the undersigned shall be conclusively bound by the adjudication in any such legal or other proceeding, or by any judgment or award decree entered therein.

Until such time as the Obligations have been fully and indefeasibly paid, the undersigned agrees not to assert any claim or other right which the undersigned may now have or hereafter acquire against the Client or any other person that is primarily or contingently liable on any obligation that arises from the existence or performance of the undersigned's obligations under this guaranty, including, without limitations any right of subrogation, reimbursement exoneration, contribution. or indemnification except to the limited extent necessary to avoid permanently waiving any such claim or right.

The undersigned also waives the right to assert in any action or proceeding upon this guaranty any defense offsets or counterclaims which the undersigned may have with respect thereto. This guaranty shall be governed by and construed and interpreted in accordance with the laws of the State of New York and all actions and proceedings existing out of or in connection therewith shall be litigated in the federal or state courts of such State or, at the Company's option, in any other courts as the Company may select and the undersigned agrees that such courts are convenient forums and the undersigned submits to the personal jurisdiction of such courts. This guaranty cannot be altered or discharged orally. Notice of the acceptance of this guaranty is hereby waived.

THE UNDERSIGNED WAIVES THE RIGHT TO TRIAL BY JURY IN ALL ACTIONS BROUGHT BY OR AGAINST THE COMPANY.

IN WITNESS WHEREOF, the undersigned has duly executed these presents this 27th day of July, 2001.

MORGAN GROUP, INC.



By: /s/ Gary J. Klusman
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Title:  Executive VP Finance and Administration